UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

PARATEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Park Plaza, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTK	The Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 6, 2023, Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Resistance Acquisition, Inc., a Delaware corporation (“Parent”), a subsidiary owned by Gurnet Point Capital, LLC and Resistance Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each

i.

issued and outstanding share (each, a “Share”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (other than (i) each Share held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (ii) Shares outstanding immediately prior to the Effective Time and held by stockholders who are entitled to demand, and properly demand, appraisal for such Shares in accordance with Section 262 of the DGCL) will be cancelled and retired and automatically converted into the right to receive (x) $2.15, payable to the holder thereof in cash, without interest (the “Cash Consideration”) but subject to reduction for any applicable withholding taxes payable in respect thereof and (y) one contractual contingent value right (a “CVR”) that shall represent the right to receive $0.85 upon the satisfaction of certain conditions described under the “Contingent Value Right Agreement” section below, pursuant to a Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into between Parent and a rights agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) (the Cash Consideration and one CVR, collectively, the “Merger Consideration”);

ii.	stock option granted by the Company to purchase Common Stock (each, a “Company Stock Option”) that is outstanding and unvested immediately prior to the Effective Time will vest in full;

iii.

Company Stock Option that has an exercise price per Share that is less than the Cash Consideration (an “In-the-Money Option”) that is outstanding will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), (A) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Cash Consideration over the applicable exercise price per Share under such Company Stock Option, and (B) a right to receive with respect to each Share under such In-the-Money Option, a cash payment in the amount of $0.85 (less applicable tax withholdings) subject to and upon satisfaction of the conditions to payment of CVRs set forth in the CVR Agreement (the “CVR Payment”);

iv.

Company Stock Option with an exercise price per share that is greater or equal to the Cash Consideration and less than $3.00 (each, a “CVR In-the-Money Option”) will be cancelled and, in exchange therefor, the holder of such cancelled CVR In-the-Money Option will be entitled to receive (without interest), in respect of the cancellation of such CVR In-the-Money Option, (A) if the conditions to payment of CVRs set forth in the CVR Agreement are satisfied, a right to receive an amount in cash (less applicable tax withholdings) equal to (1) the excess, if any, of (x) the sum of the Cash Consideration plus the CVR Payment over (y) the applicable exercise price per Share under such CVR In-the-Money Option multiplied by (2) the total number of Shares subject to such CVR In-the-Money Option immediately prior to the Effective Time, or (B) if the conditions to payment of CVRs set forth in the CVR Agreement are not satisfied, no consideration;

v.

each Company restricted stock unit (“Company RSU”) and Company performance stock unit (“Company PSU” and, together with the Company RSUs, the “Company Equity Awards”), except as otherwise agreed in a Subscription Agreement (as defined below), that is then outstanding will be cancelled, and the holder of such cancelled Company Equity Award will be entitled, in exchange therefor, to receive (without interest and less applicable tax withholdings) (i) an amount in cash equal to the product of (A) the total number of Shares subject to (or deliverable under) such Company Equity Award immediately prior to the Effective Time multiplied by (B) the Cash Consideration, and (ii) a CVR Payment for each Share subject thereto (the “Equity Award Consideration”); provided, that any payment of the Equity Award Consideration in respect of an unvested Company Equity Award will remain subject to the same vesting conditions as were applicable to such Company Equity Award immediately prior to the Effective Time and shall only become payable to the holder of such cancelled Company Equity Award to the extent such vesting conditions are satisfied following the Closing (including by reason of any qualifying employment termination in the case of any Company Equity Award with double-trigger severance protection pursuant to the terms of a Company Equity Plan, a Company Equity Award agreement, an employment agreement or the Company’s Amended and Restated Change in Control Severance Plan);

vi.

each Company Stock Option that is not an In-the-Money Option or a CVR In-the-Money Option shall be cancelled for no consideration. As of the Effective Time, all holders of Company Stock Options will cease to have any rights with respect thereto, except the right to receive the amounts described in clause (iii) and (iv) above in accordance with the Merger Agreement and all holders of Company Equity Awards will cease to have any rights with respect thereto, except the right to receive the Equity Award Consideration in accordance with the Merger Agreement and, if applicable, the Subscription Agreement; and

vii.	each warrant to purchase Common Stock (“Company Warrant”) shall be cancelled for no consideration.

Consummation of the Merger is subject to certain conditions, including: (i) no order, injunction or decree issued by any court or other governmental body, and no statute, rule, regulation, order, injunction, or decree will have been enacted, entered, promulgated, or enforced (and continue to be in effect) by any governmental body that prohibits, enjoins, restricts, prevents or makes illegal the consummation of the transactions contemplated by the Merger Agreement; and (ii) approval of the adoption of the Merger Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matters at a stockholders’ meeting duly called and held for such purpose; and (iii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries to the Effective Time.

The Merger Agreement also includes covenants requiring the Company not to (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiry with respect to, or the making, submission or announcement of any alternative acquisition proposal, (ii) enter into, continue or engage in negotiations with any person (other than Parent or Merger Sub, or any of their designees) with respect to any alternative acquisition proposal or any inquiry or proposal that could reasonably be expected to lead to an alternative acquisition proposal, (iii) provide any non-public information or access to any person (other than Parent or Merger Sub, or any of their designees) in connection with any alternative acquisition proposal or any inquiry or proposal that could reasonably be expected to lead to an alternative acquisition proposal, (iv) approve, endorse or recommend any alternative acquisition proposal, or any person becoming an “interested stockholder” of the Company as defined in Section 203 of the DGCL, (v) enter into any letter of intent or agreement in principle or any agreement providing for any alternative acquisition proposal (except for confidentiality agreements permitted under the Merger Agreement) or (vi) to resolve to do or agree or publicly announce an intention to do any of the foregoing.

Notwithstanding these restrictions, the Company may under certain circumstances provide information to and engage in discussions or negotiations with third parties with respect to a bona fide acquisition proposal that Company’s Board of Directors (the “Company Board”) determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, constitutes a Superior Proposal (as defined in the Merger Agreement). In addition, the Company Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Change of Board Recommendation (as defined in the Merger Agreement) following (i) receipt of a Superior Proposal that did not result from a material breach of the non-solicitation covenants in the Merger Agreement, or (ii) in response to an Intervening Event (as defined in the Merger Agreement), in each case, if the Company Board concludes in good faith, after consultation with outside counsel and its financial advisors, that failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law and subject to certain matching rights in favor of Parent.

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement by the Company in accordance with its terms, under certain circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $4.9 million, including if the Merger Agreement is terminated due to (i) the Company Board accepting a Superior Proposal or (ii) the Company Board or any committee thereof effecting a Change of Board Recommendation. This termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal is publicly disclosed and not publicly withdrawn and the Company enters into an Alternate Acquisition Agreement within 12 months of such termination and such Acquisition Proposal is subsequently consummated. Additionally, upon termination of the Merger Agreement by Parent in accordance with its terms, under certain circumstances, Parent will be required to pay the Company a termination fee in an amount equal to $6.75 million, including if the Company has satisfied the closing conditions required under the Merger Agreement and Parent and Merger Sub fail to consummate the closing of the transactions contemplated by the Merger Agreement. In addition, in the event that the Merger Agreement is terminated by either Parent or the Company due to a failure of the holders of a majority of the outstanding Shares to approve the adoption of the Merger Agreement, the Company will pay to Parent a reimbursement payment for fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby in an amount not to exceed $1.75 million.

Concurrently with the execution of the Merger Agreement, GPC WH Fund LP (the “Guarantor”) entered into a limited guarantee (the “Limited Guarantee”) in favor of the Company, pursuant to which the Guarantor has provided a limited guarantee with respect to the payment of the termination fee payable by Parent, as well as certain reimbursement and indemnity obligations that may be owed by Parent pursuant to the Merger Agreement, in each case, subject to the terms of the Merger Agreement and of such Limited Guarantee.

Concurrently with the execution of the Merger Agreement, the Guarantor entered into an equity commitment letter (the “Equity Commitment Letter”) with Parent and the Company, pursuant to which the Guarantor agreed to provide an equity commitment to Parent in an aggregate amount of $300.0 million to finance the transactions contemplated by the Merger Agreement and to pay related fees and expenses.

Concurrently with the execution of the Merger Agreement, Parent entered into a debt commitment letter dated June 6, 2023 (the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions set forth therein, the commitment party thereto committed to provide to Parent, at the Effective Time, debt financing in an aggregate principal amount of $175.0 million to finance the transactions contemplated by the Merger Agreement and to pay related fees and expenses.

The aggregate proceeds of the equity commitment and debt financing are expected to be sufficient for Parent to pay the aggregate Cash Consideration in respect of the Shares, to repay the Company’s existing indebtedness that will not remain outstanding and to pay any fees and expenses of or payable by Parent, Merger Sub or the Company in connection with the foregoing. The funding of such debt and equity commitments is subject to the satisfaction of customary closing conditions.

Pursuant to the Merger Agreement, the Company expects a proxy statement on Schedule 14A and Schedule 13E-3 to be filed with the Securities and Exchange Commission (the “SEC”) approximately 15 business days following the date of the Merger Agreement. Subject to satisfaction of the conditions to the consummation of the Merger, the Company expects the closing of the transactions contemplated by the Merger Agreement to occur in the third quarter of 2023.

Contingent Value Right Agreement

Prior to consummation of the Merger, Parent will enter into the CVR Agreement with the Rights Agent, which will govern the terms of the CVR portion of the Merger Consideration. Each CVR represents the right to receive a contingent payment of $0.85 in cash, without interest, upon the achievement of net sales (excluding certain permitted deductions, payments under the Company’s contract with ASPR-BARDA and certain royalty revenue) of NUZYRA in the United States equal to or exceeding $320 million during any calendar year period beginning on the date of the CVR Agreement and ending on or prior to December 31, 2026.

The right to the CVR portion of the merger consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

Voting Agreement

On June 6, 2023, concurrently with the execution and delivery of the Merger Agreement, certain members of the Company’s management team (the “Management Stockholders”) holding 4.73% of the outstanding Common Stock entered into a Voting Agreement with the Company and Parent (the “Voting Agreement”). Pursuant to the Voting Agreement, the Management Stockholders have agreed to vote, and have granted Parent an irrevocable proxy with respect to the voting of, all shares of Company Common Stock owned by them in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and against certain actions that would prevent, interfere with or delay the consummation of the Merger. The Voting Agreement terminates upon the earlier of the Effective Time, the termination of the Merger Agreement in accordance with its terms or upon mutual agreement of Parent and the Management Stockholder.

Subscription Agreement

On June 6, 2023, concurrently with the execution and delivery of the Merger Agreement, certain management employees and former management employees of the Company (the “Subscribers”) entered into a subscription agreement (the “Subscription Agreement”) between Resistance TopCo L.P., a Delaware limited partnership (“TopCo”), the Company, and each Subscriber, pursuant to which, immediately after the Effective Time, each subscriber subscribes for a number of non-voting common units of TopCo based on the Subscriber’s gross, pre-tax payments under the Company’s Revenue Performance Incentive Plan that become due in connection with the Closing. For certain Subscribers, the Subscription Agreement further provides that the Equity Award Consideration (described above) that becomes payable after the Closing may be settled in the form of cash or vested non-voting common units of TopCo with a fair market value, as of the payment date, equal to the amount of Equity Award Consideration that has become payable; provided, that the Company will retain a number of TopCo units sufficient to satisfy all withholding taxes that become due with respect to the Equity Award Consideration.

Item 5.02	Compensatory Arrangements of Certain Officers

On June 6, 2023, the Company entered into an Amendment to Amended and Restated Employment Agreement (each, an “Employment Agreement Amendment”) with each of Mr. Bigham, Dr. Loh, and Mr. Woodrow. Each Employment Agreement Amendment amends the executive’s employment agreement with the Company to provide that if the executive’s employment is terminated by the Company without cause or the executive resigns for good reason, in either case in the three-month period prior to the closing of a change in control or in the twenty-four month period following the closing of a change in control in the case of Mr. Bigham or twelve-month period following the closing of a change in control in the case of Mr. Woodrow or Dr. Loh, the pro-rata bonus component of his severance will be calculated based on the Executive’s target bonus for the year in which his employment termination occurs, without regard to individual or Company performance, and paid out in a lump-sum.

Item 8.01	Other Events

On June 6, 2023, the Company issued a press release announcing the execution of the Merger Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Additional Information

The foregoing descriptions of the Merger Agreement, CVR Agreement, and the Voting Agreement and the transactions contemplated thereby do not purport to be complete, and are subject to, and qualified in its entirety by reference to, the full text of each agreement, which are attached as Exhibits 2.1, 10.1, and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. It is not intended to provide any factual information about the Company, Parent or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders. The Company’s stockholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the Company’s stockholders’ right to receive the Merger Consideration and the right of the holders of Company Stock Options and Company Equity Awards to receive the consideration pursuant to the Merger Agreement and to seek specific performance or damages with respect to those rights, and the provisions of Section 5.6 of the Merger Agreement relating to indemnification) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the commercial success of the Company’s products; the timing of and receipt of filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 6, 2023, among Paratek Pharmaceuticals, Inc. (the “Company”), Resistance Merger Sub, Inc. and Resistance Acquisition, Inc. (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the Company’s ability to continue as a going concern; our ability to maintain or expand regulatory approvals or commercialize our products; the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the regulatory approval process is expensive, time consuming and uncertain; our dependence on the commercialize success of NUZYRA and, to a lesser extent, SEYSARA; our dependence on funding from BARDA; our substantial indebtedness; risk associated with litigation; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed solicitation material in respect of the proposed acquisition of Paratek Pharmaceuticals, Inc. (the “Company”) by Resistance Merger Sub, Inc. (“Merger Sub”). This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction (the “Proxy Statement”), and the Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholder meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at www.paratekpharma.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of June 6, 2023, among the Company, Merger Sub and Resistance Acquisition, Inc., which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 16, 2023. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at www.paratekpharma.com/investor-relations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of June 6, 2023, by and among the Company, Resistance Acquisition, Inc. and Resistance Merger Sub, Inc.

10.1	Form of Contingent Value Rights Agreement to be entered into between Resistance Acquisition, Inc. and a Rights Agent

10.2	Form of Voting Agreement to be entered into between Parent and the Management Stockholders.

99.1	Press Release, dated as of June 6, 2023

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: June 7, 2023	By:	/s/ William M. Haskel
	Name:	William M. Haskel
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary